SECURITIES PURCHASED PURSUANT TO RULE 10f-3
MORGAN GRENFELL HIGH YIELD FUND
Q4, 1998
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							Security Purchased					Comparison Security
Underwriters					Merrill Lynch, CIBC Oppenheimer, DB 		First Union
							Securities, Goldman, Morgan Stanley,
							Chase, DLJ

Issuer						Global Crossing Holding Ltd.				Primus Telecom

Years of continuous operation,
including predecessors				> 3 years							> 3 years

Security 						Global Crossing Preferred 10.5%, 12/1/08		PRTL 9.875%, 5/15/08

Is the affiliate a manager or
co-manager of offering?				no								no

Name of underwriter or dealer
from which purchased				Salomon Smith Barney					n/a

Firm commitment underwriting?			yes								yes

Trade date						11/24/1998							n/a

Number of shares in offering			$5,000,000							$150,000,000

Public offering price				100								100

Price paid if other than public
offering price					n/a								n/a

Underwriting spread or commission		$3.00								3%

Number of shares purchased			10,000							n/a

$ amount of purchase				$1,000,000							n/a

$ amount of offering sold to QIBs		$500,000,000						n/a

$ amount of concurrent public offering
of same issuer					-								n/a

Total							$500,000,000						n/a

% of offering purchased by fund		0.20%								n/a


% of offering purchased by
associated funds					0.00%								n/a

Total							0.20%								n/a
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